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                                                                                                                EXHIBIT 12.1


                                                              PACKARD BIOSCIENCE COMPANY

                                              STATEMENTS RE:  COMPUTATION OF EARNINGS TO FIXED CHARGES
                                                    FOR THE YEARS ENDED DECEMBER 31, 1992 - 1996
                                                           (IN THOUSANDS EXCEPT RATIOS)


                                                                                                                     Proforma
                                12/31/92         12/31/93         12/31/94          12/31/95          12/31/96       12/31/96
                                --------         --------         --------          --------          --------       --------
                                                                                                                    (Unaudited)

FIXED CHARGES:

Cash interest expense            $ 447            $ 175            $ 558              $ 616            $ 122          $18,117

Interest element of rentals      1,403            1,227            1,251              1,343            1,335            1,335

Amortization of financing costs     --               --               --                 --               --            1,545
                               -----------------------------------------------------------------------------------------------

                                 1,850            1,402            1,809              1,959            1,457           20,997
                               -----------------------------------------------------------------------------------------------
                               -----------------------------------------------------------------------------------------------

EARNINGS:

Income before taxes and
  minority interest             10,892           14,245           20,780             25,280           31,769           12,229

Fixed charges                    1,850            1,402            1,809              1,959            1,457           20,997
                               -----------------------------------------------------------------------------------------------
                              $ 12,742         $ 15,647         $ 22,589           $ 27,239         $ 33,226         $ 33,226
                               -----------------------------------------------------------------------------------------------
                               -----------------------------------------------------------------------------------------------

RATIO OF EARNINGS TO FIXED
  CHARGES                         6.9x            11.2x            12.5x              13.9x            22.8x             1.6x

                               -----------------------------------------------------------------------------------------------
                               -----------------------------------------------------------------------------------------------
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